UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2020

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its 2020 Annual Meeting on May 29, 2020. For more information on the following proposals, please see the Proxy Statement.

(a)	The shareholders elected the following three nominees to the Board of Directors as Class I Directors, each to serve for a three-year term and until their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	For	Withheld	Broker Non-Votes
Sally W. Crawford	55,706,534	2,557,764	1,877,685
Michael R. Minogue	58,069,600	194,698	1,877,685
Corinne H. Nevinny	58,073,918	190,380	1,877,685

The terms in office of the Class II Directors (John A. Fallon, M.D., Shacey Petrovic and Timothy J. Scannell) and the Class III Directors (James R. Hollingshead, Jessica Hopfield and David A. Lemoine) continued after the 2020 Annual Meeting.

(b)	The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

For	Against	Abstentions	Broker Non-Votes
57,257,802	701,785	304,711	1,877,685

(c)	The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstentions	Broker Non-Votes
60,111,944	19,127	10,912	—

No other matters were submitted for shareholder action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

June 1, 2020	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President, General Counsel
and Secretary